FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2008

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (310) 302-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended October 31, 2008 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

     (d)           Exhibits

99.1	Monthly Financial Data as of and for the period ended October 31, 2008 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: November 25, 2008	By: /s/	Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page

99.1	Monthly Financial Data as of and for the period ended October 31, 2008	4-5

EXHIBIT 99.1

First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unaudited, Unconsolidated Financial Highlights (Dollars in thousands)

	As of, for the month ended October 31, 2008	As of, for the month ended September 30, 2008	As of, for the month ended October 31, 2007	As of, for the 10 months ended October 31, 2008	As of, for the 10 months ended October 31, 2007

Cash and investment securities	$414,789	$391,730	$366,424
Total mortgage-backed securities	$41,093	$41,510	$47,249
Total assets	$7,341,935	$7,356,371	$7,302,090

LOANS:
Gross loans receivable	$6,654,258	$6,661,731	$6,737,304

Loans funded:
Single family loans	$73,656	$101,286	$63,102	$847,453	$581,129
Multi family loans	24,727	36,072	73,003	458,040	230,995
Commercial & industrial real estate loans	1,000	5,075	1,910	18,450	15,365
Other loans	2,341	1,238	5,722	34,017	19,078
Total loans funded	$101,724	$143,671	$143,737	$1,357,960	$846,567
Loans originated for third parties	-	3,499	10,979	10,343	109,073
Total loans originated	$101,724	$147,170	$154,716	$1,368,303	$955,640

Percentage of ARMs originated	20%	5%	55%	10%	53%
Loan repayments:
Single family loans	$23,189	$20,392	$75,829	$478,198	$1,735,549
Multi family & commercial real estate loans	23,952	33,762	51,509	332,405	461,255
Other loans	3,460	658	2,672	20,503	41,108
	$50,601	$54,812	$130,010	$831,106	$2,237,912

Loans sold	$-	$-	$619	$1,380	$417,191

Percentage of adjustable rate loans to the total portfolio	72.43%	73.51%	92.96%

Non-performing assets to total assets ratio	8.01%	7.87%	1.81%

Delinquent loans:
Non-accrual loans	$458,577	$446,186	$109,718
Single family loans 30-59 days delinquent	$114,389	$115,105	$75,137
Single family loans 60-89 days delinquent	$81,355	$96,991	$5,591

BORROWINGS:
Federal Home Loan Bank advances	$2,105,000	$2,313,000	$1,832,000
Reverse repurchase agreements	$-	$-	$220,000
Federal Reserve Bank borrowings	$25,000	-	-

DEPOSITS:
Retail deposits	$3,009,514	$2,922,661	$3,078,027
Wholesale deposits	1,507,488	1,415,558	1,303,937
	$4,517,002	$4,338,219	$4,381,964

Net increase (decrease) in deposits	$178,783	$68,313	$(96,769)	$348,054	$(1,520,154)

AVERAGE INTEREST RATES (CONSOLIDATED):

	As of, for the month ended October 31, 2008	As of, for the month ended September 30, 2008	As of, for the month ended October 31, 2007	As of, for the 10 months ended October 31, 2008	As of, for the 10 months ended October 31, 2007
Yield on loans	5.67%	5.72%	7.70%	6.16%	7.95%
Yield on investments	4.61%	5.34%	5.48%	4.99%	5.49%
Yield on earning assets	5.58%	5.69%	7.54%	6.07%	7.80%
Cost of deposits	3.19%	3.13%	4.31%	3.42%	4.41%
Cost of borrowings	3.30%	3.46%	5.31%	3.83%	5.37%
Cost of money	3.23%	3.25%	4.63%	3.57%	4.71%
Earnings spread	2.35%	2.44%	2.91%	2.50%	3.09%
Effective net spread	2.40%	2.56%	3.26%	2.67%	3.49%